Exhibit 10.1

TERMINATION OF LEASE

THIS AGREEMENT is made and entered into and dated for purposes of reference as of March 20, 2009, between LANDMARK BUILDING ONE, LLC, a California limited liability company, (“Landlord”) and OVERSTOCK.COM, INC., a Delaware corporation (“Tenant”).

RECITALS:

WHEREAS, on or about February 16, 2006, Tenant entered into that certain Lease Agreement (the “Lease”) with Natomas Towne Center, LLC, a California limited liability company, as landlord; and

WHEREAS, on or about November 15, 2007, Natomas Towne Center, LLC assigned all of its right, title and interest in and to the Lease to Landlord; and

WHEREAS, Tenant desires to terminate the Lease, as amended; and Landlord has agreed to such termination.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant hereby agree as follows:

1.             Incorporation of Recitals. The parties agree that the foregoing Recitals are true and correct and incorporated in this Agreement by reference.

2.             Effective Date. The parties agree that the effective date of the termination (the “Effective Date”) shall be February 28, 2009.

3.             Termination of Lease. On the Effective Date of this Agreement, the Lease, as amended, shall be fully and finally surrendered and terminated. Tenant shall be deemed to have surrendered possession of the Premises to Landlord in accordance with the provisions of the Lease on the Effective Date. Tenant agrees to remove all personal property from the Leased Premises, and shall deliver possession of the Leased Premises to Landlord on or before the Effective Date, broom clean and in as good condition as at the time Tenant first took possession thereof, normal wear and tear accepted. In the event Tenant shall not deliver the Leased Premises to Landlord as described in this paragraph 3, then Landlord reserves all rights and remedies to restore the Leased Premises and/or to recover possession of the Leased Premises as provided in the Lease (as amended) and under applicable law.

4.             Release of Liability. As of the Effective Date, Landlord and Tenant shall be released and discharged from their respective obligations arising from or connected with the provisions of the Lease, except as otherwise set forth herein or in the Lease. This Termination of Lease shall fully and finally settle all demands, charges, claims, accounts, or causes of action of any nature, including without limitation, both known and unknown claims and causes of action that arose out of or in connection with the Lease; and except as otherwise described herein, constitutes a mutual release with respect to the Lease.

5.             Representations of Parties. Each party represents that, except as described in the Recitals above, it has not encumbered or made any assignment, sublease, transfer, conveyance,

or other disposition of the Lease, or interest in the Lease, or any claim, demand, obligation, liability, action or cause of action arising from the Lease. Each of the parties, and the individuals signing on behalf of the parties, represents and warrants that it has full right, power, and corporate authority to enter into and perform the terms hereof.

6.             Miscellaneous. Time is of the essence of this Agreement. This Agreement shall be governed by the laws of the State of Utah. Salt Lake County, Utah shall be the proper venue for any litigation involving this Agreement. This is the entire agreement between the parties and may not be modified or amended except by written document signed by the party against whom enforcement is sought. This Agreement may be signed in more than one counterpart, in which case each counterpart shall constitute an original of this Agreement. Delivery of a signed counterpart of this Agreement by facsimile shall be the same as delivery of an original signed counterpart. Paragraph headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this Agreement. The prevailing party in any litigation, arbitration or mediation relating to this Agreement shall be entitled to recover its reasonable costs and attorneys’ fees from the other party for all matters, including but not limited to bankruptcy proceedings and appeals.

IN WITNESS WHEREOF, this Termination of Lease is executed as of the date set forth in the first paragraph above.

LANDLORD:	LANDMARK BUILDING ONE, LLC,
a California limited liability company

	By	/s/ Kern Schumacher
	Its	Managing Member

TENANT:	OVERSTOCK.COM, INC,
a Delaware corporation

	By	/s/ Jonathan E. Johnson, III
	Its	President